Exhibit 1.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in KLX Energy Services Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

Dated: August 3, 2020

ARCHER LIMITED

By:	/s/ Adam Todd
Name: Adam Todd
Title: General Counsel

ARCHER ASSETS UK LIMITED

By:	/s/ Adam Todd
Name: Adam Todd
Title: Director

ARCHER WELL COMPANY INC.

By:	/s/ Adam Todd
Name: Adam Todd
Title: Director

ARCHER HOLDCO LLC

By:	/s/ Adam Todd
Name: Adam Todd
Title: Director